As filed with the Securities and Exchange Commission on March 11, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Biocept, Inc.

(Exact name of registrant as specified in its charter)

Delaware	80-0943522
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5810 Nancy Ridge Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

2013 Equity Incentive Plan

(Full title of the plan)

Michael W. Nall

Chief Executive Officer and President

Biocept, Inc.

5810 Nancy Ridge Drive

San Diego, CA 92121

(858) 320-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William G. Kachioff Senior Vice-President, Finance and Chief Financial Officer Biocept, Inc. 5810 Nancy Ridge Drive San Diego, CA 92121 (858) 320-8200	Charles J. Bair Nathan J. Nouskajian Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 (858) 550-6142

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.0001 par value	222,480 shares (3)	$3.42	$760,882	$88.42

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock (the “Common Stock”) that become issuable under the Registrant’s 2013 Equity Incentive Plan (the “EIP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on March 4, 2015, as reported on the Nasdaq Capital Market.

(3)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the EIP on January 1, 2015 pursuant to an “evergreen” provision contained in the EIP.  Pursuant to such provision, on January 1st of each year commencing in 2015, the number of shares authorized for issuance under the EIP is automatically increased by a number equal to the lesser of: 5% of the outstanding Common Stock of the Registrant on such January 1, or (b) such number of shares determined by the Registrant’s board of directors in its discretion for use on such particular January 1.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION

STATEMENT ON FORM S-8

This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plan is effective.  The Registrant previously registered shares of its Common Stock for issuance under the EIP under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 31, 2014 (File No. 333-194930).  Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

Item 8.	Exhibits.

Exhibit No.	Description of Exhibit

4.1	Certificate of Amendment of Certificate of Incorporation of the Registrant. (1)

4.2	Amended and Restated Bylaws of the Registrant. (2)

4.3	Specimen Common Stock certificate of the Registrant. (3)

4.4	Form of Representative’s Warrant, dated February 10, 2014. (4)

4.5

Form of Warrant issued to the lenders under the Loan and Security Agreement, dated as of April 30, 2014, by and among the Registrant, Oxford Finance LLC, as collateral agent, and the lenders party thereto from time to time, including Oxford Finance LLC. (5)

4.6	Form of Warrant to Purchase Common Stock. (6)

5.1	Opinion of Cooley LLP.

23.1	Consent of Mayer Hoffman McCann P.C., an Independent Registered Public Accounting Firm.

23.2	Opinion of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1	2013 Equity Incentive Plan. (4)

99.2	Form of Notice of Stock Option Grant under 2013 Equity Incentive Plan. (2)

99.3	Form of Stock Option Agreement under 2013 Equity Incentive Plan. (2)

99.4	Form of Restricted Stock Unit Agreement under 2013 Equity Incentive Plan. (2)

99.5	Form of Restricted Stock Unit Agreement under 2013 Equity Incentive Plan (for senior officers). (2)

99.6	Form of Restricted Stock Unit Agreement under 2013 Equity Incentive Plan (for non-employee directors). (2)

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 001-36284), filed with the SEC on February 14, 2014.
(2)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013.
(3)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), as amended, filed with the SEC on November 5, 2013.
(4)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), as amended, filed with the SEC on November 20, 2013.
(5)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 001-36284), filed with the SEC on May 6, 2014.
(6)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-201437), filed with the SEC on February 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 11, 2015.

Biocept, Inc.

By:	/s/ Michael W. Nall
Michael W. Nall, Chief Executive Officer and President

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael W. Nall and William G. Kachioff, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Michael W. Nall	Chief Executive Officer, President and Director (Principal Executive Officer)	March 11, 2015
Michael W. Nall

/s/ William G. Kachioff	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 11, 2015
William G. Kachioff

/s/ David F. Hale	Chairman and Director	March 11, 2015
David F. Hale

/s/ Marsha A. Chandler	Director	March 11, 2015
Marsha A. Chandler

/s/ Bruce E. Gerhardt	Director	March 11, 2015
Bruce E. Gerhardt

/s/ Bruce A. Huebner	Director	March 11, 2015
Bruce A. Huebner

/s/ Edward Neff	Director	March 11, 2015
Edward Neff

/s/ Ivor Royston	Director	March 11, 2015
Ivor Royston

/s/ M. Faye Wilson	Director	March 11, 2015
M. Faye Wilson

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Certificate of Amendment of Certificate of Incorporation of the Registrant. (1)

4.2	Amended and Restated Bylaws of the Registrant. (2)

4.3	Specimen Common Stock certificate of the Registrant. (3)

4.4	Form of Representative’s Warrant, dated February 10, 2014. (4)

4.5

Form of Warrant issued to the lenders under the Loan and Security Agreement, dated as of April 30, 2014, by and among the Registrant, Oxford Finance LLC, as collateral agent, and the lenders party thereto from time to time, including Oxford Finance LLC. (5)

4.6	Form of Warrant to Purchase Common Stock. (6)

5.1	Opinion of Cooley LLP.

23.1	Consent of Mayer Hoffman McCann P.C., an Independent Registered Public Accounting Firm.

23.2	Opinion of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1	2013 Equity Incentive Plan. (4)

99.2	Form of Notice of Stock Option Grant under 2013 Equity Incentive Plan. (2)

99.3	Form of Stock Option Agreement under 2013 Equity Incentive Plan. (2)

99.4	Form of Restricted Stock Unit Agreement under 2013 Equity Incentive Plan. (2)

99.5	Form of Restricted Stock Unit Agreement under 2013 Equity Incentive Plan (for senior officers). (2)

99.6	Form of Restricted Stock Unit Agreement under 2013 Equity Incentive Plan (for non-employee directors). (2)

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 001-36284), filed with the SEC on February 14, 2014.
(2)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013.
(3)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), as amended, filed with the SEC on November 5, 2013.
(4)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), as amended, filed with the SEC on November 20, 2013.
(5)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 001-36284), filed with the SEC on May 6, 2014.
(6)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-201437), filed with the SEC on February 6, 2015.